SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to ss. 240.14a-12

THE TOPPS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

PEMBRIDGE VALUE OPPORTUNITY FUND LP
PEMBRIDGE CAPITAL MANAGEMENT LLC
CRESCENDO PARTNERS II L.P. SERIES Y
CRESCENDO INVESTMENTS II, LLC
CRESCENDO ADVISORS LLC
ERIC ROSENFELD
TIMOTHY E. BROG
ARNAUD AJDLER
JOHN J. JONES
TOPPS FULL VALUE COMMITTEE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOPPS FULL VALUE COMMITTEE

June 23, 2006

Fellow Stockholders:

     The members of the Topps Full Value Committee (the "Committee") are significant stockholders of The Topps Company, Inc., a Delaware corporation ("Topps" or the "Company"). The Committee does not believe that the current Board of Directors of the Company is acting in your best interests. In particular, the Board of Directors has overseen a deterioration of operating results of the Company and a stagnant stock price over the past five years. The Committee also believes that management compensation is excessive in light of the Company’s operating performance and that Topps lacks good corporate governance practices. The Committee is therefore seeking your support at the annual meeting.

     The Committee believes that Topps has valuable assets and brands that have not been optimized by the current Board of Directors. If elected, our nominees will immediately focus management on improving the operating profit margins of the Company. Simultaneously, our nominees will propose that the Board form a special committee of independent directors to thoroughly review all strategic alternatives.

     Our nominees will represent a minority of the Board. Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Board. Nevertheless, we believe that the election of our nominees will provide a strong signal to the current Board of Directors that the stockholders of Topps want a change in the direction of the Company and support the formation of a special committee to review all strategic alternatives and corporate governance reforms.

     The Committee believes that for years Topps has maintained poor corporate governance practices. The Committee included certain non-binding stockholder proposals in its preliminary proxy materials for this year’s annual meeting aimed at reforming the Company’s corporate governance. After initially stating in its preliminary proxy materials that the Board expects to rule the Committee’s corporate governance proposals out of order at the annual meeting, the Board has suddenly shifted its position and is now submitting for stockholder vote modified versions of the Committee’s proposals to declassify the Topps Board of Directors and to allow stockholders to call a special meeting. While this is a step in the right direction, the Committee believes that its pressure on the Board is responsible for the Board’s decision to include these proposals and recognizes that there is much to be done to improve the operational performance of the Company and to increase stockholder value. The Committee believes that stockholders need a Board that is more accountable, taking active steps to maximize stockholder value, not one that reacts when stockholders contest an election of directors and propose changes in the Company’s corporate governance.

     The Committee urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about June 23, 2006.

     If you have already voted for the Company’s proposed directors using the WHITE proxy card, you have every right to change your vote by signing, dating and returning a later dated proxy.

     If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at its address and toll-free numbers listed on the back cover of this Proxy Statement.

Thank you for your support,

TOPPS FULL VALUE COMMITTEE

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Committee’s proxy materials, please call
D.F. King & Co., Inc. at the phone numbers listed below.

D.F. King & Co., Inc.

Call Toll-Free: l-800-628-8532
Banks and Brokerage Firms Call Toll-Free: 1-212-269-5550

2006 ANNUAL MEETING OF THE STOCKHOLDERS

OF

THE TOPPS COMPANY, INC.

_____________________

PROXY STATEMENT

OF THE

TOPPS FULL VALUE COMMITTEE

_____________________

     The members of the Topps Full Value Committee (the “Committee”) are significant stockholders of The Topps Company, Inc. (“Topps” or the “Company”). The Committee does not believe that the current Board of Directors of Topps (the “Topps Board”) is acting in the best interests of its stockholders. The Committee is therefore seeking your support at the annual meeting of stockholders scheduled to be held at J.P. Morgan Chase & Co., 270 Park Avenue, 3rd Floor Auditorium, New York, New York, on July 28, 2006 at 10:30 A.M., Eastern Standard time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”) for the following:

1.	To elect the Committee’s slate of director nominees, Timothy E. Brog, Arnaud Ajdler and John J. Jones (the “Nominees”), to serve for a one-year term until the 2007 annual meeting of the Company’s stockholders. However, if Proposal 2 (described below) is not approved by the requisite vote of stockholders, the terms of the Nominees, if elected at the Annual Meeting, will expire at the 2009 annual meeting of the Company’s stockholders;

2.	To approve an amendment to the Restated Certificate of Incorporation of the Company (the “COI”) to eliminate the classification of the Topps Board;

3.	To approve an amendment to the COI to allow stockholders holding in the aggregate at least 25% of the Company’s common stock to require the call of a special meeting of stockholders;

4.	To approve an amendment to the Restated Bylaws of the Company (the “Bylaws”) to allow stockholders holding in the aggregate at least 25% of the Company’s common stock to require the call of a special meeting of stockholders; and

5.	To adopt a resolution ratifying the Topps Board’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2007.

     As of June 23, 2006, the approximate date on which this Proxy Statement and the GOLD proxy card are being mailed to stockholders, the members of the Committee were the beneficial owners of an aggregate of 2,913,863 shares of common stock of the Company, par value $0.01 per share (the “Shares”), which currently represent approximately 7.4% of the issued and outstanding Shares. The

Committee is composed of Pembridge Value Opportunity Fund LP, a Delaware limited partnership (“Pembridge Value”), Pembridge Capital Management LLC, a Delaware limited liability company (“Pembridge Capital”), Timothy E. Brog, Crescendo Partners II, L.P., Series Y, a Delaware limited partnership (“Crescendo Partners II”), Crescendo Investments II, LLC, a Delaware limited liability company (“Crescendo Investments II”), Crescendo Advisors LLC, a Delaware limited liability company (“Crescendo Advisors”), Eric Rosenfeld, Arnaud Ajdler and John J. Jones. Each of these individuals and entities are deemed participants in this proxy solicitation. See “Other Participant Information.”

     Topps has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as June 1, 2006 (the “Record Date”). As of the Record Date, the members of the Committee were collectively the beneficial owners of an aggregate of 2,576,341 Shares. The mailing address of the principal executive offices of Topps is One Whitehall, New York, New York 10004. According to Topps, as of the Record Date, there were 39,323,393 Shares outstanding and entitled to vote at the Annual Meeting. The participants in this solicitation intend to vote all of their Shares FOR the election of the Nominees and the proposals included in the Company’s proxy statement (the “Proposals”) described herein.

THE COMMITTEE’S NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF TOPPS CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES AND THE APPROVAL OF THE PROPOSALS. ACCORDINGLY, WE URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR TIMOTHY E. BROG, ARNAUD AJDLER AND JOHN J. JONES AND THE APPROVAL OF THE PROPOSALS.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF TOPPS. THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THE SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY TOPPS MANAGEMENT TO TOPPS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF TOPPS NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE  ANNUAL MEETING TO OUR PROXY SOLICITOR D.F. KING & CO., INC. (“D.F. KING”) OR BY VOTING IN PERSON AT THE  ANNUAL MEETING. SEE “RECORD DATE AND VOTING” ON PAGE 19.

IMPORTANT

     Your vote is important, no matter how few Shares you own. The Committee urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Committee’s Nominees and the Proposals.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Committee, c/o D.F. King & Co., Inc., in the enclosed envelope today.

•	If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Committee, c/o D.F. King & Co., Inc., which is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: l-800-628-8532
Banks and Brokerage Firms Call Toll-Free: 1-212-269-5550

REASONS FOR OUR SOLICITATION

     We are significant stockholders of the Company. The Committee currently owns in the aggregate a total of 2,913,863 Shares, representing approximately 7.4% of the issued and outstanding common stock of the Company, which Shares were purchased for a total purchase price of approximately $25,238,187, including brokerage commissions. As significant stockholders of Topps, we have one simple goal --To maximize the value of the Shares for all stockholders.

     Our Nominees are committed to closely monitoring and promoting the accountability of senior management, advocating corporate governance improvements and encouraging and overseeing efforts to maximize stockholder value. The Committee believes that the following examples demonstrate a need for change on the Topps Board.

THE BOARD OF DIRECTORS HAS OVERSEEN A DETERIORATION
OF THE OPERATING RESULTS OF THE COMPANY

     Over the last five years, Income from Operations fell significantly from $36.6 million in fiscal year 2002 to a LOSS of $2.3 million in fiscal year 2006. This was due to a severe decline in gross margin, a substantial increase in selling, general and administrative (“SG&A”) expenses and a decline in sales. Gross margin declined from 37.9% in 2002 to 32.6% in 2006 resulting in $18 million decline in gross profits over the period. SG&A expenses increased by approximately $23 million from $77 million in 2002 to $100 million in 2006, a 30% increase. As a percentage of sales, SG&A expenses increased from 25.7% in 2002 to 34.1% in 2006. Finally, sales declined from $300 million in 2002 to $294 million in 2006, a decline of 2% (despite the 2004 acquisition of WizKids that contributed $22 million in 2005, without which, sales would have been lower in 2006 resulting in an even steeper decline in sales). The Committee believes that comparing certain of the Company’s operating results over a five-year period provides a customary and effective basis for comparison and that such operating results over the past five years are typical of the Company’s revenues and operating performance.

     How can the Topps Board justify a 30% increase in SG&A expenses over a five-year period during which sales decline by 2%?

IN FACT, THE COMPANY HAS BEEN SO POORLY MANAGED THAT GROSS
MARGIN IS AT A TEN-YEAR LOW WHILE SG&A EXPENSES AS A PERCENTAGE OF
SALES ARE AT A TEN-YEAR HIGH.

     Because of the Company’s financial performance in 2006 and the trend in declining operating margin, the Committee has concerns about Topps’ ability to implement a business plan that will create significant profitability for the Company.

STOCK PERFORMANCE OF TOPPS’ COMMON STOCK
HAS LAGGED INDICES AND PEERS

     The stock price of a company is the ultimate report card for its management and its board of directors. Topps’ stock performance has fared just as poorly, in our opinion, as has its operating performance during the past five years. As indicated in the Company’s own proxy statement, the performance of Topps’ common stock has lagged the SP 500 and the SP 400 as well as its peer group.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
February 2006
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
2001
2002
2003
2004
2005
2006
TOPPS INC
S&P 400 MidCap Index - Total Return
S&P 500 Index - Total Return
PEER

     Management and the Topps Board of Directors have jeopardized the Company’s significant intrinsic value by allowing the operating performance to decline unchecked, in our opinion.

EXCESSIVE SALARY TO MANAGEMENT

     The Committee believes that the salaries of management should be more closely aligned with the Company’s financial performance. The Committee believes the salaries authorized by the Topps Board are inappropriate given the size and the financial performance of the Company.

     Over the last three years, the Company’s Chairman and Chief Executive Officer, Mr. Arthur T. Shorin, has received an average salary of approximately $980,000. Mr. Shorin’s salary is in line with the salary received by the chief executive officers of multi-billion dollar companies such as Kraft Foods, Hershey and Wrigley’s. These companies posted average 2005 sales of $14.3 billion. By comparison, the Company’s fiscal year 2006 sales level was slightly above $290 million. We ask how the Topps Board can justify such a level of salary given the Company’s size and poor operating performance? The Committee believes that salary is an appropriate benchmark for the comparisons above since salary represents the baseline compensation paid to executives despite the respective Company’s actual financial performance, especially in light of the large disparity in the financial performance of Kraft Foods, Hershey and Wrigley’s and the Company during the past three years. As such, the comparisons do not reflect and are not indicative of total compensation.

     Over the past five years, as revenues have declined and operating profit has vanished, the Topps Board has continued to reward the executive management team with generous bonuses. During a recent conference call with investors, Mr. Shorin was asked whether bonuses were paid to management given the Company’s poor fiscal year 2006 results. Mr. Shorin responded that no bonuses were paid in 2006. After reviewing the Executive Compensation section of the Company’s Proxy Statement, the Committee was disappointed to see that in fact Mr. Shorin received a $500,000 bonus for fiscal year 2006. Since Mr. Shorin received compensation in excess of $1 million that is not performance-based, the Company can not even fully deduct his compensation.

     In addition we were surprised to see Mr. Shorin’s son-in-law, Scott A. Silverstein, receive another increase in salary in light of the Company’s poor operating performance. In fact since fiscal year 2004, his salary has increased by 35%. In the same two-year period, the Company’s Income from Operations dropped by more than 100%.

WE LACK CONFIDENCE IN THE ABILITY AND COMMITMENT
OF THE CURRENT BOARD TO MAXIMIZE STOCKHOLDER VALUE

     Based on the track record of the Topps Board, we lack confidence in the ability of the current directors to take all actions necessary to maximize stockholder value. We also question their commitment to take tangible steps towards improving the performance of the Company. We believe that the actions taken by the Topps Board over the past five years expose a board and management team that is reactive to problems rather than proactive in creating and unlocking stockholder value.

WE BELIEVE THE BOARD OF DIRECTORS HAS FAILED TO ALLOCATE THE
CAPITAL OF TOPPS IN AN EFFECTIVE MANNER

     Over the past five years, the Company has kept an average of Cash & Short Term Investments of $103 million, representing on average 35% of sales during this period. We believe that Topps does not require this amount of cash to conduct its operations. One of the main responsibilities of a board of directors of any company is to allocate capital properly. Keeping such a large balance of cash yielding an average of 2.8% during the past three years is an example, in our opinion, of poor capital allocation.

THE TOPPS BOARD: LACK OF ACCOUNTABILITY AND
SUB-STANDARD CORPORATE GOVERNANCE PRACTICES

     Throughout various missteps, the Topps Board, in our view, has seemingly failed to hold management accountable. We believe this is partially due to sub-standard corporate governance practices that inhibit Directors’ accountability to stockholders:

Separation of the role of Chairman of the Board and Chief Executive Officer:	Consolidation of power in combining the position of Chairman and Chief Executive Officer.

Related Party Dealings:	Scott A. Silverstein, the President and Chief Operating Officer of the Company is the son-in-law of Arthur T. Shorin, the Chairman and Chief Executive Officer of the Company, a relationship that we believe does not put Mr. Shorin in a position to hold his President and Chief Operating Officer accountable.

Staggered Board:	For years, Topps has maintained a “staggered” or classified board – a policy which a 2002 study by Harvard University professors, Lucian Bebchuk, John Coates and Guhan Subramainian found nearly doubles the likelihood of a company remaining independent and typically results in an 8% to 10% loss of value in companies targeted for acquisition by an uninvited suitor.

Supermajority Voting Provisions:	A supermajority vote is required for stockholders to amend certain provisions of the Company’s COI and Bylaws, including rescinding the classified Board.

Inability to call special meetings of stockholders:	Stockholders are prohibited from calling special meetings of stockholders.

No Written Consent:	Stockholders are prohibited from taking action by written consent.

     Governance provisions such as these are contrary to the guidelines for corporate governance best practices issued by leading advocates of stockholder democracy, such as Institutional Shareholder Services (ISS) and Glass, Lewis & Co. Commentators and corporate governance experts disagree on the propriety and utility of such governance provisions. We believe that such provisions serve to entrench the Topps Board and management team. Furthermore we believe the Topps Board’s consolidation of power in combining the Chairman and Chief Executive Officer (and subsequent reliance on the mechanism of a rotating Lead Independent Director) is not appropriate. Why do the Company’s 2005 and 2006 proxy statements not disclose who the current Lead Director is? We believe such a consolidation of power protects a management team in spite of erratic results, missed targets and failed strategic plans. Given the insulation provided to the Topps Board by Topps’ governance structures, one of the few avenues available to stockholders dissatisfied with the status quo is the stockholder proposal process.

     The Committee believes that its efforts to hold the Topps Board accountable to its stockholders is a primary factor for the Topps Board’s adoption of the Proposals. While the Proposals represent a step in the right direction, the Committee questions the motivation of the Topps Board in its decision at this juncture to include and recommend that the Proposals be approved, and the Committee does not believe that the Proposals adequately address all of the Committee’s concerns with the Company’s corporate governance practices. Furthermore, the Committee is concerned because the Topps Board does not state in its proxy statement that the individual members of the Topps Board will vote their shares in favor of the Proposals, especially in light of the supermajority vote requirement. The Committee intends to vote the Shares it owns in the aggregate as of the record date in favor of the Proposals.

     While the Committee is pleased with the decision of Topps to include the Proposals for stockholder vote, we do not believe that such amendments, if approved, would go far enough to enact the sort of wide-sweeping corporate governance reforms that the Committee is seeking. The Committee believes that the requirement of stockholders holding an aggregate of at least 25% of the common stock in order to call a special meeting is too high a threshold. The Committee also believes that the proposed amendments relating to the call of special meetings by stockholders should be effective immediately. In the Committee’s eyes, the greater accountability of the Topps Board to its stockholders should commence in 2006, and not in 2007 as the Topps Board proposes.

     In addition to the family relationship between the Company’s Chairman and Chief Executive Officer and the Company’s President and Chief Operating Officer, there are other related party transactions that raise concerns as to the accountability of management and the independence of the Topps Board.

     According to the Company’s public filings:

•	Director Jack H. Nusbaum is Chairman of the law firm of Willkie Farr & Gallagher LLP, outside counsel to the Company.

•	Director Richard Tarlow’s former company, Carlson & Partners, received $349,000 for advertising services during the fiscal year ended March 1, 2003.

•	Director David M. Mauer was retained as a special consultant to the Company from April 2002 to December 2002 and received $208,000 in compensation during the fiscal year ended March 1, 2003

     We believe these relationships may impair the ability of the Topps Board to exercise independent judgment.

     We believe that certain of the factors described above, including poor allocations of capital by management, a series of operational missteps and excessive executive compensation, have, in turn, caused the Company and its stockholders to suffer poor operating performance and an undervalued stock price. In the event that the Topps Board attempts to adopt new bylaws or amend existing bylaws that would in any way prevent the stockholders, including the Committee, from accomplishing the objectives described in this Proxy Statement, the Nominees, if elected, intend to attempt to repeal any new or amended bylaws having such an effect.

TOPPS FULL VALUE COMMITTEE IS COMMITTED TO MAXIMIZING VALUE FOR ALL OF
ITS STOCKHOLDERS

     Members of Topps Full Value Committee are each stockholders of the Company, owning collectively 7.4% of the outstanding Common Stock. Pembridge Value and Crescendo Partners II are significant stockholders of the Company. As such, the interests of Pembridge Value and Crescendo Partners II are aligned with yours. We are interested solely in maximizing the value of Topps’ Shares for the benefit of all Stockholders.

     Although our nominees do not have specific plans as of this date with respect to enhancing the value of the Company, our nominees will, if elected, commit themselves to exploring all strategic alternatives to maximize stockholder value and ensuring that the Company undergoes a thorough and comprehensive strategic review of opportunities. Our nominees will, if elected, constitute a minority of the Board, at least until the next Annual Meeting or some other change in composition of the Board. Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Board. The Nominees therefore should be expected to articulate and raise its concerns about Topps’ business activities and strategy to maximize stockholder value with the rest of the Topps Board members.

     Our Nominees are also committed to explore ALL strategic alternatives to maximize stockholder value, which, among other things, include the following:

•	Explore the sale of all or part of the Company in a tax efficient manner.
•	Significantly reduce the Company’s cost structure.
•	Reduce executive compensation and bonus packages.
•	Improve corporate governance practices.
•	Significant repurchase of Topps’ common stock either in the open market or as part of a self-tender offer.
•	A large special dividend.
•	Allocate capital in a more efficient manner.

     We fear that if stockholders do not act now to demand that the Topps Board improve its corporate governance practices and explore other alternatives to enhance stockholder value, we will be engaged in this debate again at this time next year. In the meantime, our Company’s significant intrinsic worth may continue to erode. Remember that much of our Company’s value is in its ongoing operations and market positions, not in its hard assets. Ineffectual leadership of those operations over a longer period of time can be expected to result in weakened performance and earnings, decreased intrinsic value, and a lower stock price.

RECENT EVENTS HAVE RAISED OUR CONCERN THAT THE CURRENT BOARD OF
DIRECTORS MAY BE TRYING TO FRUSTRATE OUR EFFORTS TO LET
STOCKHOLDERS HAVE A SAY IN THEIR COMPANY’S FUTURE

     The following is a chronology of events leading up to this proxy solicitation:

•	On April 25, 2006, Pembridge Value delivered a letter to Topps notifying Topps of its intention to nominate Timothy E. Brog, John J. Jones and Eric S. Newman as Nominees for election to the Topps Board at the Annual Meeting and proposing certain amendments to Topps’ Bylaws and COI (the “Nomination Letter”).

•	On May 1, 2006, the Committee delivered a supplement to its Nomination Letter to Topps, substituting Arnaud Ajdler for Eric S. Newman as a Nominee for election to the Topps Board at the Annual Meeting (the “Supplement Letter”).

•	On May 3, 2006, Pembridge Value received a letter from director Jack Nusbaum’s law firm, Willkie, Farr & Gallagher LLP (“Willkie”) alleging that the Nomination Letter and Supplement Letter delivered by Pembridge Value to Topps are each defective in certain respects based on their belief that certain information may be missing.

•	On May 5, 2006, the Committee’s law firm, Olshan Grundman Frome Rosenzweig & Wolosky LLP, sent a letter to Willkie informing Willkie of its belief that each of the Nomination Letter and Supplement Letter comply fully in all respects with the informational requirements of the Company’s Bylaws and its belief that the allegations of certain defects is an illusory assertion that is part of a pattern to designed to hinder and delay Pembridge Value’s legitimate attempt to nominate an opposing slate of directors for election at the

Company’s 2006 annual meeting of stockholders and to strip the right of the Company’s stockholders to participate in the voting process.

•	On May 10, 2006, Pembridge Value delivered a letter to Topps demanding, pursuant to Section 220 of the Delaware General Corporation Law, a complete list of Topps’ stockholders and other corporate records of Topps (the “Demand Letter”) to allow the Committee to communicate with Topps’ stockholders concerning Pembridge Value’s director nominations, stockholder proposals and other matters relating to Topps’ corporate governance and operations.

•	On May 11, 2006, the Committee delivered a letter to the Topps Board expressing its belief that the Company’s postponement of the Record Date and Annual Meeting date is not in the best interests of the Company’s stockholders and that the Committee will use everything within its power to bring these tactics to a halt.

•	On May 11, 2006, the Company filed its preliminary proxy statement with the SEC, in which it states that the nomination of John J. Jones by Pembridge Value may not be proper in light of the omission from the Nomination Letter of the fact that Mr. Jones was Executive Vice President, General Counsel and Corporate Secretary of RCN, a large telecommunication company and that it had filed a Chapter 11 bankruptcy petition more than a year and a half after of Mr. Jones’ ceased to be an employee with RCN. Such information is only required by the SEC’s proxy rules to the extent that it is material to an evaluation of the ability or integrity of the individual as a nominee for election to the company’s board of directors. Pembridge Value does not feel that such information is material to an evaluation of Mr. Jones’ ability or integrity as a nominee to serve as a director of Topps in light of the fact that RCN filed a Chapter 11 bankruptcy petition a year and a half after his departure and that it was an Internet-Telecommunication based company that was part of a technology sector facing an adverse and volatile business environment in wake of the technology downturn and given the large number of bankruptcies and reorganizations during such time period. Furthermore, Mr. Jones, as General Counsel of the corporation, was not involved in the company’s day-to-day business operations. The Committee does not believe that this fact affects Mr. Jones’ nomination any more than the fact that Mr. Jack H. Nusbaum, a director of Topps, was a director of Fine Host Corporation, a public company, during a time in which it filed a Chapter 11 bankruptcy petition and faced a formal SEC investigation related to accounting practices and irregularities, a fact which has never been disclosed in any Topps’ proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Topps Board is currently composed of nine directors divided into three classes (each with three members) serving staggered three-year terms. One class of directors is elected by the stockholders annually. At the Topps 2006 Annual Meeting three directors will be elected. The Committee is seeking your support at the Annual Meeting to elect the Nominees in opposition to Topps’ director nominees to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The Nominees

     The Committee has nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work to restore and enhance stockholder value. The Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and are committed to exploring all alternatives to increase stockholder value. If elected, the Nominees are committed to acting in the best interest of Topps’ stockholders and will pursue their efforts diligently and promptly.

     Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Nominees for at least the past five years. This information has been furnished to the Committee by the respective Nominees. Each of the Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company. The information below sets forth the names, ages (as of May 1, 2006), principal occupation and directorships of each of our nominees:

		Present Principal Occupation
Name	Age	and Five Year Employment History

Timothy E. Brog	42	Mr. Brog has been the President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund since 2004. Mr. Brog has been a Managing Director of The Edward Andrews Group Inc., a boutique investment bank since 1996. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisition associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986.

Arnaud Ajdler	30	Mr. Ajdler has been a Managing Director of Crescendo Partners, L.P., a Delaware limited partnership, since December 2005, a Senior Vice President from December 2004 to December 2005 and an investment analyst from September 2003 to December 2004. He has also served as the Chief Financial Officer, a member of the Board of Directors and the Secretary of Arpeggio Acquisition Corporation, a publicly traded company on the over the counter exchange, since June 2004. Arpeggio announced a merger agreement with Hill International in December 2005. Since October 2005, Mr. Ajdler has also been assistant to the Chairman of the Board and a Board observer to Computer Horizons Corp., a NASDAQ listed company. From January 2000 to July 2001, he worked as a management consultant at Mercer Management Consulting, a leading international strategy consulting firm, before completing his M.B.A. at Harvard Business School in June 2003. He also worked as an investment analyst at Tilson Capital, a New York-based hedge fund, as an investment banker at Deutsche Bank, an international financial service provider, and as a management consultant at the Boston Consulting Group. Mr. Ajdler received a B.S. in engineering from the Free University of Brussels, Belgium, an S.M. in Aeronautics from the Massachusetts Institute of Technology and an M.B.A from the Harvard Business School.

John J. Jones	39	Mr. Jones presently serves as a consultant to Trump Entertainment Resorts, Inc. Mr. Jones was Senior Vice President, General Counsel and Corporate Secretary for Argosy Gaming Company from January 2004 to the sale of Argosy in October 2005. Between December 2002 and January 2004, Mr. Jones served as outside counsel to various businesses, and was Managing Director of The Edward Andrews Group Inc., a boutique investment bank, and Vice Chairman and General Counsel of Legal Advantage Services, Inc. From July 1998 to December 2002, Mr. Jones was Executive Vice President, General Counsel and Corporate Secretary of RCN Corporation, a telecommunications company, and held the same positions from July 1998 until January 2001, with Commonwealth Telephone Enterprises, Inc., a telecommunications company. Approximately eighteen months after Mr. Jones resigned from RCN Corporation in December 2002, it filed for bankruptcy in May 2004. From January 1996 to December 1997, Mr. Jones was Vice President and General Counsel of Designer Holdings Ltd. Previously, he was an attorney with the law firm Skadden, Arps, Meagher & Flom in New York City.

     Members of the Topps Full Value Committee have agreed to share certain expenses relating to the proxy contest at the 2006 Annual Meeting and have further agreed not to sell any shares of Common Stock prior to the 2006 Annual Meeting without the consent of the other party. Pembridge Value and Crescendo Partners II have separate letter agreements with John J. Jones indemnifying him against liabilities, costs and expenses related to the proxy contest.

     Our nominees will, if elected, constitute a minority of the Topps Board, at least until the next Annual Meeting or some other change in composition of the Topps Board. Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Topps Board. The Nominees therefore should be expected to articulate and raise their concerns about Topps’ business activities and strategy to maximize stockholder value with the rest of the Topps Board members.

     The Nominees understand that, if elected as directors of Topps, each of them will have an obligation under Delaware law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Topps and its stockholders. Since the Committee is a significant stockholder of the Company, its interests are aligned with all stockholders.

     There can be no assurance that the actions the Nominees intend to take as described above will be implemented if they are elected or that the election of the Nominees will improve the Company’s business or otherwise enhance stockholder value. Your vote to elect the Nominees does not constitute a vote in favor of the Committee’s value enhancing plans for Topps. Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors of Topps with the Nominees. There can be no assurance that stockholder value will be maximized as a result of this solicitation or the election of the Nominees.

     The Committee does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees. In addition, Pembridge Value reserves the right to nominate substitute persons if Topps makes or announces any changes to the Topps Bylaws or COI or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees. Pembridge Value reserves the right to nominate additional persons if Topps increases the size of the Topps Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Pembridge Value that any attempt to increase the size of the current Topps Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of Topps’ corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR NOMINEES

PROPOSAL NO. 2

PROPOSAL TO DECLASSIFY THE TOPPS BOARD

     Article FIFTH of the COI stipulates that “The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constitution the entire Board of Directors…At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.” The Topps Board has adopted a proposal to amend Article FIFTH of the COI to eliminate the classification of the Topps Board. Under the COI, this proposal will require the affirmative vote of 66-2/3% of the outstanding shares of common stock of the Company in order to be adopted.

     Commentators and corporate governance experts disagree on the propriety and utility of such governance provisions. We believe that a classified board has served to entrench the Topps Board and management team and has reduced the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.

     The Committee believes that the above amendment to declassify the Topps Board will serve to increase the Topps Board’s accountability to all stockholders and minimize the impact of entrenched directors and management. The Committee believes that directors who are up for re-election only every three years are less likely to be attentive to stockholder concerns and are thus more likely to "rubber stamp" management decisions. In addition, the current classified board structure serves as an unwarranted de facto anti-takeover defense. A classified board ensures that no stockholder or group of stockholders, regardless of ownership interest, may compel the company to yield to a takeover attempt through the removal of directors.

     As discussed in further detail in the Company’s proxy statement, the Topps Board has unanimously adopted a resolution approving a declassification amendment to the COI, which will provide for the annual election of all directors, and is recommending that stockholders approve that amendment. The text of the proposed amendment is substantially in the form set forth in Exhibit B of the Company’s proxy statement.

     If the proposal is approved by stockholders, the amendment will become effective as of the 2007 annual meeting of the Company’s stockholders and the terms for all directors would end at the 2007 annual meeting of the Company’s stockholders. Beginning with the 2007 annual meeting of the Company’s stockholders, all directors would be elected for one-year terms at each annual meeting. If the stockholders do not approve the amendment to the COI, the Topps Board will remain classified, the three directors elected at the Annual Meeting will serve a three-year term expiring in 2009, and all other directors will continue in office for the remainder of their three-year terms, subject to their earlier death, resignation or removal.

YOU ARE URGED TO VOTE FOR THE PROPOSAL TO AMEND TOPPS’ COI TO ELIMINATE THE CLASSIFICATION OF THE TOPPS BOARD.

PROPOSAL NO. 3

PROPOSAL TO AMEND THE COI TO ALLOW STOCKHOLDERS HOLDING IN THE
AGGREGATE AT LEAST 25% OF THE OUTSTANDING CAPITAL STOCK OF THE
COMPANY TO REQUIRE THE CALL OF A SPECIAL MEETING OF STOCKHOLDERS

     Article EIGHTH of the COI stipulates that no person or persons with the exception of the Topps Board is entitled to call a special meeting of stockholders. The Topps Board has adopted a proposal to amend Article EIGHTH of the COI to permit stockholders holding in the aggregate at least 25% of the outstanding common stock be entitled, upon proper notice thereof to the Secretary of the Company, to require the Company to call a special meeting of stockholders. Under the COI, this proposal will require the affirmative vote of 66-2/3% of the outstanding shares of Common Stock in order to be adopted.

     As previously mentioned, although the Committee is recommending the approval of this Proposal by stockholders, the Committee believes that the proposed amendments relating to the call of special meetings by stockholders should be made effective immediately. In the Committee’s eyes, the greater accountability of the Topps Board to its stockholders should commence in 2006 and the Topps Board and management should not be further insulated while stockholder value continues to erode. The Committee further believes that the requirement of stockholders holding an aggregate of at least 25% of the common stock in order to call a special meeting is too high a threshold and disagrees with the Company’s beliefs that a 15% threshold is not sufficiently high to deter the immediate call of a meeting of stockholders for matters that are not sufficiently urgent or important and that could be brought up in the ordinary course at the next annual meeting of stockholders.

     The text of the proposed amendment is substantially in the form set forth in Exhibit C of the Company’s proxy statement.

     As discussed in further detail in the Company’s proxy statement, the Topps Board has determined that this provision should be amended to permit stockholders holding in the aggregate at least 25% of the outstanding Common Stock be entitled, upon proper notice thereof to the Secretary of the Company, to require the Company, any time following the Company’s 2007 annual meeting of stockholders, to call a special meeting of the stockholders. The Topps Board has unanimously adopted a resolution approving such an amendment to the COI, and is recommending that stockholders approve that amendment.

YOU ARE URGED TO VOTE FOR THE PROPOSAL TO AMEND TOPPS’ COI TO ALLOW STOCKHOLDERS HOLDING AT LEAST TWENTY-FIVE PERCENT OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY TO REQUIRE THE CALL OF A SPECIAL MEETING OF STOCKHOLDERS ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 4

PROPOSAL TO AMEND THE RESTATED BYLAWS TO ALLOW STOCKHOLDERS
HOLDING AT LEAST 25% OF THE OUTSTANDING CAPITAL STOCK OF THE
COMPANY TO REQUIRE THE CALL OF A SPECIAL MEETING OF STOCKHOLDERS

     Article II, Section 3 of the Company’s Bylaws stipulates that no person or persons with the exception of the Topps Board is entitled to call a special meeting of stockholders. The Topps Board has adopted a proposal to amend Article II, Section 3 of the Restated Bylaws to permit stockholders holding in the aggregate at least 25% of the outstanding common stock be entitled, upon proper notice thereof to the Secretary of the Company, to require the Company to call a special meeting of stockholders. Under the Restated Bylaws, this proposal will require the affirmative vote of 66-2/3% of the outstanding shares of common stock in order to be adopted.

     As discussed in further detail in the Company’s proxy statement, the Topps Board has adopted a resolution, subject to stockholder approval, amending Article II, Section 3 of the Restated Bylaws to permit stockholders holding in the aggregate at least 25% of the outstanding common stock be entitled, upon proper notice thereof to the Secretary of the Company, to require the Company to call a special meeting of stockholders. This amendment will conform the Restated Bylaws to the provisions of the amended COI relating to the ability of stockholders to require the call of a special meeting of stockholders.

     Both Proposal No. 3 and Proposal No. 4 address the ability of stockholders to require the call of a special meeting. However, because Proposal No. 3 would amend the COI and Proposal No. 4 would amend the Restated Bylaws, stockholders will have the ability to require the call of a special meeting only if Proposal No. 3 is approved, whether or not Proposal No. 4 is approved.

     The text of the proposed amendment is substantially in the form set forth in Exhibit D of the Company’s proxy statement.

YOU ARE URGED TO VOTE FOR THE PROPOSAL TO AMEND TOPPS’ BYLAWS TO ALLOW STOCKHOLDERS HOLDING AT LEAST TWENTY-FIVE PERCENT OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY TO REQUIRE THE CALL OF A SPECIAL MEETING OF STOCKHOLDERS ON THE ENCLOSED GOLD PROXY CARD.

Other Proposals

RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     According to the Company's proxy statement, the Company is soliciting proxies to ratify the Board's appointment of Deloitte & Touche LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending March 3, 2007 and to perform such other services as may be required of them. Please refer to the Company's proxy statement for a detailed discussion of this proposal. The Committee does not object to the ratification of the Topps Board's appointment of as Deloitte & Touche LLP as the Company’s independent auditors.

     We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of the Topps Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

Record Date and Voting

     According to the Company’s proxy statement, as of  June 1, 2006, the Company had outstanding 39,323,393 Shares entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on June 1,  2006 will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered with respect to those shares the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in ‘‘street name.’’ These proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

     Under Delaware law and the Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary voting power with respect to this election of directors. Therefore, broker non-votes will not be counted in this election of directors.

     Under Delaware law, the COI and the Restated Bylaws, directors are elected (Proposal No. 1 described above) by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting; Proposal Nos. 2, 3 and 4 (described above) must be approved by the affirmative vote of 66-2/3% of the outstanding shares of the Company’s common stock; and Proposal No. 5 must be approved by the affirmative vote of a majority of the shares of the Company’s common stock present, either in person or by proxy, at the Annual Meeting, provided that a quorum is present. Absentions and broker non-votes are not counted as votes present for the purpose of electing directors. With respect to the matters other than the election of directors, broker non-votes are not considered to be shares present, but abstentions are considered to be shares present and, therefore, abstentions will have the effect of votes against the proposal. Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the GOLD proxy card in the envelope provided.

     If your shares are held in the name of a Custodian and you want to vote in person at the 2006 Annual Meeting, you may specially request a document called a “legal proxy” from the Custodian and bring it to the 2006 Annual Meeting. If you need assistance, please contact our proxy solicitor toll-free at 1-800-628-8532.

     Shares represented by properly executed, but unmarked, GOLD proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of the Nominees to the Topps Board and FOR the Proposals described herein, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

     You are being asked to elect the Nominees and to approve the Proposals described herein. The enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Accordingly, you will not have the opportunity to vote for any of Topps’ nominees. You can only vote for Topps’ nominees by signing and returning a proxy card provided by Topps. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Nominees and the Proposals described herein.

REVOCATION OF PROXIES

     Stockholders of Topps may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement or to Topps at One Whitehall Street, New York, New York 10004 or any other address provided by Topps. Although a revocation is effective if delivered to Topps, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement so that the committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, D.F. King & Co., Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of the business proposals described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE TOPPS BOARD OR FOR THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

METHOD OF COUNTING VOTES

     The holders of not less than a majority of the number of shares of Topps’ common stock outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Topps’s shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the 2006 Annual Meeting.

     After a quorum is determined to exist at the 2006 Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of stockholders. It is our view to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors becomes a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. If a beneficial owner wishes to vote, they must provide the broker with specific instruction to vote.

ADDITIONAL INFORMATION

     The principal executive offices of The Topps Company, Inc. are located at One Whitehall Street, New York, New York 10004. Except as otherwise noted herein, the information concerning Topps has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

     The principal executive offices of Pembridge Value and Pembridge Capital are at 708 Third Avenue, New York, New York 10017. Pembridge Value is a Delaware Limited Liability Company. The principal offices of Crescendo Partners II are at 10 East 53rd Street New York, New York 10022. Crescendo Partners II is an investment firm.

PROXY SOLICITATION; EXPENSES

     Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitation may be made by the Committee, including the Nominees, employees of Pembridge Value and Crescendo Partners II and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

     In addition, the Committee has retained D.F. King to solicit proxies on our behalf in connection with the 2006 Annual Meeting. D.F. King will employ approximately 50-75 people in its efforts. We have agreed to reimburse D.F. King for its reasonable expenses and to pay to D.F. King a fee of up to $75,000.

     The entire expense of our proxy solicitation is being borne by the Committee. In the event that our nominees are elected to the Topps Board, we will seek reimbursement of such expenses from Topps and will not submit such reimbursement to a vote of stockholders. In addition to the engagement of D.F. King described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses are expected to be approximately $125,000, of which no amounts have been paid to date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

     Each member of the Committee is a participant in this solicitation. Eric Rosenfeld is the Managing Member of Crescendo Investments II, which in turn is the general partner of Crescendo Partners II. The principal occupation of Mr. Rosenfeld is serving as the managing member of Crescendo Investments II and the managing member of the general partner of Crescendo Partners II. The principal business of Crescendo Investments II is acting as the general partner of Crescendo Partners II. The principal business of Crescendo Partners II is investing in securities. The principal business of Crescendo Advisors is investing in securities. The principal business address of Mr. Rosenfeld, Crescendo Partners II, Crescendo Investments II and Crescendo Advisors is 10 East 53rd Street, 35th Floor, New York, New York 10022.

     Timothy E. Brog is the Portfolio Manager of Pembridge Value and the President of Pembridge Capital. The prinicipal business of Pembridge Capital is serving as the management company of Pembridge Value. The principal business of Pembridge Value is acquiring, holding and disposing of investments in various companies. The principal business address of Mr. Brog, Pembridge Value and Pembridge Capital is 708 Third Avenue, New York, New York 10017.

     The principal business address of Arnaud Ajdler is c/o Crescendo Partners, L.P., 10 East 53rd Street, 35th Floor, New York, New York 10022.

     The principal business address of John J. Jones is 350 West 50th Street, New York, New York 10019.

     As of June 22, 2006, Crescendo Partners II beneficially owned 2,497,700 shares of the Company. As the general partner of Crescendo Partners II, Crescendo Investments II may be deemed to beneficially own the 2,497,700 shares of the Company beneficially owned by Crescendo Partners II. As of June 22, 2006, Crescendo Advisors beneficially owned 100 shares of the Company. Eric Rosenfeld may be deemed to beneficially own 2,497,900 shares of the Company, consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld JTWROS, 2,497,700 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments II and 100 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Advisors.

     As of June 22, 2006, Pembridge Value owned 385,722 shares of the Company. As the investment manager of Pembridge Value, Pembridge Capital may be deemed to beneficially own the 385,722 shares of the Company owned by Pembridge Value. Timothy E. Brog may be deemed to beneficially own 415,963 shares of the Company, consisting of 30,241 shares held directly by Mr. Brog as of June 22, 2006, and 385,722 shares that Mr. Brog may be deemed to beneficially own by virtue of his position as the sole manager of Pembridge Value. Mr. Brog disclaims beneficial ownership of the shares beneficially owned by Pembridge Value except to the extent of his pecuniary interest therein.

     Neither Arnaud Ajdler nor John J. Jones beneficially own any shares of the Company.

     For information regarding purchases and sales of securities of Topps during the past two years by the members of Topps Full Value Committee, see Schedule I.

     No Nominee is involved in any material pending legal proceedings with respect to the Company. Pembridge Value has an agreement with John Jones that it will indemnify him against liabilities, costs and expenses related to the proxy contest. Except for what is set forth above, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of the Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

     On June 9, 2005, Pembridge Value and the Company entered into a Settlement Agreement (the “2005 Settlement Agreement”), pursuant to which Pembridge Value agreed to terminate its proxy solicitation and to withdraw its slate of nominees to the Topps Board with respect to the Company's 2005 Annual Meeting of stockholders. Pembridge Value also agreed not to engage in certain activities involving the Company until December 31, 2005, including a proxy solicitation, other stockholder proposals or seeking board representation. Pursuant to the 2005 Settlement Agreement, the Company agreed that the Topps Board would refrain from adopting a "poison pill" without stockholder approval until June 30, 2006. The Company also agreed to pay Pembridge Value $50,000.00 for expenses incurred or expected to be incurred by Pembridge Value in connection with its proxy solicitation with respect to the Company’s 2005 Annual Meeting of stockholders.

     Pembridge Value and Crescendo Partners II have agreed to share certain expenses relating to the proxy contest at the 2006 Annual Meeting. The percentage of the expenses to be paid by Pembridge Value is based upon the number of Shares owned by Pembridge Value divided by the aggregate number of Shares owned by Pembridge Value and Crescendo Partners II, plus fifteen percent. The percentage of the expenses to be paid by Crescendo Partners II is based upon the number of Shares owned by Crescendo Partners II divided by the aggregate number of Shares owned by Pembridge Value and Crescendo Partners II, minus fifteen percent. Legal fees and expenses related to the preparation of proxy statement and solicitation of votes at the 2006 annual meeting of stockholders shall be paid by Crescendo Partners II. Pembridge Value and Crescendo Partners II have further agreed not to sell any shares of Common Stock of the Company prior to the 2006 Annual Meeting without the consent of the other party.

     On May 19, 2006, the members of the Committee entered into a Joint Filing and Solicitation Agreement in which, among other things, the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company.

     Topps Full Value Committee reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

     Except as set forth in this Proxy Statement (including Schedule I hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Topps; (iii) no participant in this solicitation owns any securities of Topps which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Topps during the past two years; (v) no part of the purchase price or market value of the securities of Topps owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Topps, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Topps; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Topps; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Topps’ last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Topps or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Topps or its affiliates, or with respect to any future transactions to which Topps or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information available to the Company as to shares of Common Stock owned as of June 1, 2006 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each person designated in the section of this Proxy Statement captioned ‘‘Executive Compensation’’ and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the shares of Common Stock shown. The following table is reprinted from Topps’ proxy statement filed with the Securities and Exchange Commission on June 23, 2006

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding
Arthur T. Shorin (2)(3)	2,900,489	7.3%

Ira Friedman (4)	63,399	*

Allan A. Feder (2)(5)	82,994	*

Warren Friss (6)	99,383	*

Catherine K. Jessup (7)	162,999	*

Stephen D. Greenberg (8)	135,449	*

Ann Kirschner (9)	74,449	*

David M. Mauer (10)	141,449	*

Edward D. Miller (11)	40,449	*

Jack H. Nusbaum (12)	156,449	*

Scott A. Silverstein (2)(13)	355,211	*

Richard Tarlow (14)	74,449	*

Leonard Stern	0	*

Private Capital Management, Inc. (15)
8889 Pelican Bay Blvd
Naples, Florida 34108	9,514,371	24.2%

Merrill Lynch & Co., Inc. (16)
Merrill Lynch Investment Managers (MLIM)
World Financial Center
250 Vesey Street
New York, New York 10381	5,116,270	13.0%

Royce & Associates, LLC (17)
1414 Avenue of the Americas
New York, New York 10019	3,000,070	7.6%

Gamco Investors, Inc. (18)
One Corporate Center
Rye, New York 10580	2,374,861	6.0%

Crescendo Partners II L.P., Series Y (19)
10 East 53rd Street
35th Floor
New York, New York 10022	2,370,700	6.0%

All directors and executive officers as a group
(18 persons) (2)	5,030,632	12.2%

* less than 1.0%.

(1)	Pursuant to regulations of the Securities and Exchange Commission (the ‘‘Commission’’), shares are deemed to be ‘‘beneficially owned’’ by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, or has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)	Does not include 50,000, 1,378 and 20,702 shares of Common Stock owned by immediate family members of each of Messrs. Shorin, Feder and Silverstein, respectively. Messrs. Shorin, Feder and Silverstein disclaim beneficial ownership of such shares.

(3)	Includes 582,500 shares of Common Stock issuable upon exercise of options.

(4)	Includes 61,999 shares of Common Stock issuable upon exercise of options.

(5)	Includes 68,000 shares of Common Stock issuable upon exercise of options.

(6)	Includes 96,083 shares of Common Stock issuable upon exercise of options.

(7)	Includes 162,999 shares of Common Stock issuable upon exercise of options.

(8)	Includes 85,000 shares of Common Stock issuable upon exercise of options.

(9)	Includes 68,000 shares of Common Stock issuable upon exercise of options.

(10)	Includes 115,000 shares of Common Stock issuable upon exercise of options.

(11)	Includes 34,000 shares of Common Stock issuable upon exercise of options.

(12)	Includes 85,000 shares of Common Stock issuable upon exercise of options.

(13)	Includes 330,665 shares of Common Stock issuable upon exercise of options.

(14)	Includes 68,000 shares of Common Stock issuable upon exercise of options.

(15)	Based upon a Schedule 13G filed on February 14, 2006 with the Commission by Private Capital Management, Inc.

(16)	Based upon a Schedule 13G filed on February 8, 2006 with the Commission by Merrill Lynch & Co., Inc.

(17)	Based upon a Schedule 13G filed on January 31, 2006 with the Commission by Royce & Associates, LLC.

(18)	Based upon a Schedule 13D filed on January 20, 2006 with the Commission by Gamco Investors, Inc.

(19)	Based upon a joint Schedule 13D filed on June 14, 2006 with the Commission by Crescendo Partners II L.P., Series Y (‘‘Crescendo’’), Crescendo Investments II, LLC, Crescendo Advisors LLC, Eric Rosenfeld, Pembridge Value Opportunity Fund LP, Pembridge Capital Management LLC, Timothy E. Brog, Arnaud Ajdler, John J. Jones and the Topps Full Value Committee. Crescendo and certain of its affiliates beneficially own 5.0% of the outstanding Common Stock, and Crescendo, along with the other members of the ‘‘Topps Full Value Committee,’’ beneficially owns 7.0% of the outstanding Common Stock.

STOCKHOLDER PROPOSALS – 2007 ANNUAL MEETING

     Any proposals of stockholders of the Company intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders must be in writing and received by the General Counsel of the Company at the Company’s office at One Whitehall Street, New York, New York 10004-2109 no later than February 23, 2007. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after July 28, 2007, notice by the stockholder must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.

     For any other proposal that a stockholder wishes to have considered at the 2007 Annual Meeting, and for any nomination of a person for election to the Board at the 2007 Annual Meeting, the Company must have received written notice of such proposal no more than 90 and no less than 60 days before the one-year anniversary of the 2006 Annual Meeting

     Any stockholder interested in making a proposal is referred to Article II, Section 4 of the Company’s Restated By-Laws.

     THE COMMITTEE HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY’S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, BIOGRAPHICAL INFORMATION ON TOPPS’ DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS. STOCKHOLDERS SHOULD REFER TO THE COMPANY’S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

     WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Dated: June 23, 2006

Sincerely,

Your Fellow Stockholders:

TOPPS FULL VALUE COMMITTEE

SCHEDULE I

TRANSACTIONS IN SECURITIES OF TOPPS
DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases and sales were made in the open market.

     Transactions in the Company’s common stock by Timothy E. Brog:

Date of Transaction	Nature of Transaction	Number of Shares
04/29/05	Buy	8,000
05/06/05	Buy	200
05/13/05	Buy	6,800
12/16/05	Buy	2,941
12/19/05	Buy	2,000
04/11/06	Buy	2,000
05/15/06	Buy	500
05/17/06	Buy	2,500
05/24/06	Buy	1,300
06/14/06	Buy	4,000

     Transactions in the Company’s common stock by Pembridge Value:

Date of Transaction	Nature of Transaction	Number of Shares
7/6/2004	BUY	2,165
7/8/2004	BUY	4,390
7/23/2004	BUY	3,693
7/26/2004	BUY	2,852
8/6/2004	BUY	4,000
8/9/2004	BUY	3,424
8/10/2004	BUY	868
8/11/2004	BUY	3,200
11/18/2004	BUY	322
11/19/2004	BUY	5,534
11/23/2004	BUY	16,500
12/1/2004	BUY	5,900
12/7/2004	BUY	1,000
12/8/2004	BUY	518
12/9/2004	BUY	2,843
1/13/2005	BUY	1,218
1/19/2005	BUY	1,423
1/20/2005	BUY	203
1/21/2005	BUY	1,523
1/24/2005	BUY	2,125
1/25/2005	BUY	1,063
2/9/2005	BUY	5,900
2/10/2005	BUY	3,712
2/11/2005	BUY	3,205
2/17/2005	BUY	1,332
2/18/2005	BUY	4,751
2/22/2005	BUY	8,100
2/24/2005	BUY	1,500
2/28/2005	BUY	5,800
3/8/2005	BUY	2,200
3/9/2005	BUY	2,000
3/10/2005	BUY	8,286
3/11/2005	BUY	4,100
3/15/2005	BUY	1,653
3/17/2005	BUY	3,000
3/18/2005	BUY	614
3/21/2005	BUY	940
3/23/2005	BUY	2,000
3/31/2005	BUY	4,192
4/8/2005	BUY	5,100
4/11/2005	BUY	5,327
4/12/2005	BUY	1,600
4/13/2005	BUY	5,412
4/14/2005	BUY	8,016
4/18/2005	BUY	1,607
4/22/2005	BUY	4,000
4/25/2005	BUY	100
4/27/2005	BUY	7,907
4/28/2005	BUY	3,001
4/29/2005	BUY	29,305
5/12/2005	BUY	7,000
5/13/2005	BUY	9,723
6/23/2005	BUY	14,400
6/29/2005	BUY	8,600
6/30/2005	BUY	2,000
7/6/2005	BUY	*2,400
7/7/2005	BUY	11,600
7/8/2005	BUY	2,898
7/21/2005	BUY	1,200
7/26/2005	BUY	100
7/28/2005	BUY	2,299
8/4/2005	BUY	3,400
8/17/2005	BUY	100
8/26/2005	BUY	2,263
8/29/2005	BUY	5,144
9/2/2005	BUY	11,294
9/6/2005	BUY	300
9/7/2005	BUY	4,000
9/8/2005	BUY	13,700
9/20/2005	BUY	5,000
9/21/2005	BUY	4,989
9/28/2005	BUY	16,000

Date of Transaction	Nature of Transaction	Number of Shares
10/4/2005	BUY	3,602
10/10/2005	BUY	1,500
10/11/2005	BUY	2,092
10/12/2005	BUY	4,400
10/14/2005	BUY	2,100
10/17/2005	BUY	6,000
10/19/2005	BUY	200
10/20/2005	BUY	6,700
10/21/2005	BUY	2,800
10/25/2005	BUY	20,000
10/27/2005	BUY	7,200
10/28/2005	BUY	8,628
11/15/2005	BUY	9,000
11/16/2005	BUY	4,400
12/06/05	BUY	5,024
12/07/05	BUY	800
12/08/05	BUY	9,578
12/12/05	BUY	9,700
12/15/05	BUY	11,547
12/16/05	BUY	4,000
12/19/05	BUY	5,200
12/20/05	BUY	2,600
1/5/2006	BUY	4,300
1/9/2006	BUY	15,269
1/26/2006	BUY	2,300
1/30/2006	BUY	5,488
2/6/2006	BUY	5,100
2/22/2006	BUY	1,705
3/2/2006	BUY	1,740
3/6/2006	BUY	22,000
3/7/2006	BUY	6,800
3/8/2006	BUY	1,022
3/13/2006	BUY	5,943
3/14/2006	BUY	7,000
3/15/2006	BUY	5,800
3/22/2006	BUY	7,800
3/30/2006	BUY	4,842
4/6/2006	BUY	3,000
4/7/2006	BUY	4,300
4/10/2006	BUY	45,000
4/11/2006	BUY	20,000
4/17/2006	BUY	10,700
5/24/2006	BUY	6,100
5/31/2006	BUY	11,400
6/5/2006	BUY	11,122
6/19/2006	BUY	29,100
8/16/2004	SELL	2,692
8/18/2004	SELL	5,800
8/20/2004	SELL	6,192
8/23/2004	SELL	9,908
8/23/2004	SELL	1,000
8/25/2004	SELL	4,900
9/1/2004	SELL	32
9/2/2004	SELL	7,112
9/3/2004	SELL	208
9/8/2004	SELL	1,800
9/9/2004	SELL	3,026
9/13/2004	SELL	3,600
9/29/2004	SELL	806
9/30/2004	SELL	1,300
10/13/2004	SELL	3,900
10/27/2004	SELL	5,100
10/28/2004	SELL	1,755
10/29/2004	SELL	2,042
11/3/2004	SELL	3,875
11/4/2004	SELL	1,100
11/12/2004	SELL	1,500
11/15/2004	SELL	1,100
11/17/2004	SELL	2,100
11/22/2004	SELL	1,100
12/16/2004	SELL	800
12/30/2004	SELL	2,100
1/6/2005	SELL	2,331
1/10/2005	SELL	1,800
1/27/2005	SELL	700
1/31/2005	SELL	100
1/31/2005	SELL	3,585
2/4/2005	SELL	300
3/7/2005	SELL	758
3/14/2005	SELL	2,800
3/15/2005	SELL	3,000
3/22/2005	SELL	2,100
3/30/2005	SELL	6,216
3/31/2005	SELL	8
4/1/2005	SELL	103
4/5/2005	SELL	9,700
4/6/2005	SELL	1,000
4/7/2005	SELL	4,646
4/12/2005	SELL	1,550
4/19/2005	SELL	1,000
4/21/2005	SELL	3,831
6/16/2005	SELL	5,787
6/17/2005	SELL	3,600
6/20/2005	SELL	21,000
6/21/2005	SELL	1,000
6/24/2005	SELL	600
6/28/2005	SELL	10,100
7/5/2005	SELL	10,600
7/6/2005	SELL	1,500
7/11/2005	SELL	1,398
7/12/2005	SELL	10,013
9/6/2005	SELL	2,900
9/12/2005	SELL	3,886
9/16/2005	SELL	15,001
9/28/2005	SELL	1,000
9/29/2005	SELL	6,533
9/30/2005	SELL	340
10/26/2005	SELL	300
10/31/2005	SELL	6,598
11/3/2005	SELL	2,200
11/9/2005	SELL	700
11/10/2005	SELL	4,400
11/17/2005	SELL	10,684
11/22/2005	SELL	14,256
12/12/05	SELL	1,000
2/15/2006	SELL	13,606
3/15/2006	SELL	11,656
3/22/2006	SELL	5,800
3/29/2006	SELL	2,250
4/3/2006	SELL	17,946

     Transactions in the Company’s common stock by Crescendo Partners II:

Date of Transaction	Nature of Transaction	Number of Shares
4/27/2006	BUY	645,000
4/28/2006	BUY	66,000
5/1/2006	BUY	156,800
5/2/2006	BUY	114,000
5/3/2006	BUY	98,600
5/4/2006	BUY	311,100
5/8/2006	BUY	33,000
5/9/2006	BUY	85,000
5/10/2006	BUY	105,700
5/11/2006	BUY	28,500
5/12/2006	BUY	65,100
5/15/2006	BUY	43,400
5/16/2006	BUY	103,200
5/17/2006	BUY	63,100
5/18/2006	BUY	30,000
5/24/2006	BUY	12,900
5/25/2006	BUY	59,500
5/26/2006	BUY	129,100
5/31/2006	BUY	49,100
6/06/2006	BUY	50,000
6/07/2006	BUY	6,300
6/08/2006	BUY	24,900
6/09/2006	BUY	35,100
6/12/2006	BUY	50,000
6/16/2006	BUY	27,000
6/19/2006	BUY	75,000
6/20/2006	BUY	25,000

     Transactions in the Company’s common stock by Crescendo Advisors:

Date of Transaction	Nature of Transaction	Number of Shares
4/25/2005	BUY	100

     Transactions in the Company’s common stock by Eric Rosenfeld and Lisa Rosenfeld JTWROS:

Date of Transaction	Nature of Transaction	Number of Shares
4/25/2005	BUY	100

IMPORTANT

     Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to D.F. King & Co., Inc. (“D.F. King”), in the postage-paid envelope provided today.

2.	If you have previously signed and returned a White proxy card to Topps, you have every right to change your vote. Only your latest dated card will count. You may revoke any White proxy card already sent to Topps by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2006 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2006 Annual Meeting to D.F. King, or by voting in person at the 2006 Annual Meeting.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

4.	After signing the enclosed GOLD proxy card, do not sign or return the White proxy card, even as a sign of protest. Only your latest dated proxy card will be counted.

     If you have any questions or need assistance in voting your GOLD proxy, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: l-800-628-8532
Banks and Brokerage Firms Call Toll-Free: 1-212-269-5550

THE TOPPS COMPANY, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PEMBRIDGE VALUE AND THE OTHER
MEMBERS OF TOPPS FULL VALUE COMMITTEE (COLLECTIVELY, THE
“COMMITTEE”)

P R O X Y

The undersigned appoints Timothy E. Brog and Arnaud Ajdler, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of The Topps Company, Inc. (“Topps” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company scheduled to be held at J.P. Morgan Chase & Co., 270 Park Avenue, 3rd Floor Auditorium, New York, New York, on July 28, 2006 at 10:30 A.M., Eastern Standard time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Pembridge Value Opportunity Fund LP, Pembridge Capital Management LLC, Timothy E. Brog, Crescendo Partners II, L.P., Series Y, Crescendo Investments II, LLC, Eric Rosenfeld, Arnaud Ajdler and John J. Jones.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Committee a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☑ Please mark vote as in this example

Proposal 1 – The Committee’s Proposal to Elect Timothy E. Brog, Arnaud Ajdler and John J. Jones to serve as directors of the Company until the 2009 annual meeting of stockholders.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Timothy E. Brog	☐	☐	☐
Arnaud Ajdler
John J. Jones

Proposal 2 – Proposal to amend the Company’s Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3 – Proposal to amend the Company’s Restated Certificate of Incorporation to permit stockholders holding in the aggregate at least 25% of the outstanding common stock of the Company to require the call of a special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4 – Proposal to amend the Company’s Restated By-Laws to permit stockholders holding in the aggregate at least 25% of the outstanding common stock of the Company to require the call of a special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

TOPPS FULL VALUE COMMITTEE STRONGLY RECOMMENDS THAT
STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1, 2, 3 AND 4

Proposal 5 – To ratify the appointment of Deloitte & Touche LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending March 3, 2007

☐ FOR	☐ AGAINST	☐ ABSTAIN

TOPPS FULL VALUE COMMITTEE MAKES NO RECOMMENDATION ON PROPOSAL 5

DATED: _____________________________ ____________________________________ (Signature) ____________________________________ (Signature, if held jointly) ____________________________________ (Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.